UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2013 (October 1, 2013)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporations)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Investment Agreement and Related Agreements

On October 1, 2013, Healthways, Inc. (the "Company") and CareFirst Holdings, LLC ("CareFirst") entered into an Investment Agreement (the "Investment Agreement").  The Investment Agreement is in addition to certain existing commercial agreements between the Company and CareFirst relating to, among other things, disease management and care coordination services (the "Commercial Agreements").

Pursuant to the Investment Agreement, the Company issued to CareFirst a convertible subordinated promissory note in the aggregate original principal amount of $20 million (the "Convertible Note") for a purchase price of $20 million. The Company intends to use the proceeds from the issuance of the Convertible Note primarily to reduce the outstanding indebtedness under the Company's credit agreement. The Convertible Note bears interest at a rate of 4.75% per year, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each calendar year, beginning on December 31, 2013.  If the Convertible Note has not been fully converted or redeemed in accordance with its terms and as described below, it will mature on October 1, 2019.  The Company may not prepay the Note without the prior written consent of CareFirst except in certain limited circumstances set forth in the Convertible Note, including in connection with a change in control of the Company or the entry by the Company into certain additional financing arrangements.

The Convertible Note is convertible into shares of common stock, par value $0.001 per share ("Common Stock"), of the Company at the conversion rate determined by dividing (a) the sum of the portion of the principal to be converted and accrued and unpaid interest with respect to such principal by (b) the conversion price equal to $22.41 per share of Common Stock.  The conversion price is subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications and similar events.

The Convertible Note and the indebtedness evidenced thereby is subordinate in right of payment to the prior payment in full of (a) all indebtedness of the Company or any of its subsidiaries under or in connection with the Fifth Amended and Restated Credit Agreement, dated as of June 8, 2012, by and among the Company, the lenders from time to time parties thereto, and SunTrust Bank, as amended or supplemented from time to time, and (b) any other Senior Debt (as such term is defined in the Convertible Note) of the Company.

The shares of Common Stock issuable upon conversion of the Convertible Note will be registrable in accordance with the provisions of the Registration Rights Agreement (as defined below).

Pursuant to the Investment Agreement, CareFirst has an opportunity to earn warrants to purchase shares of Common Stock ("Warrants") based on the Company's achievement of certain quarterly thresholds (the "Revenue Thresholds") for Company revenue derived from the Commercial Agreements and from new business to the Company from third parties as a result of an introduction or referral to the Company by CareFirst (the "Quarterly Revenue").  If the Quarterly Revenue is greater than or equal to the applicable Revenue Threshold for any quarter ending on or prior to September 30, 2017, then the Company will issue to CareFirst a certain number of Warrants exercisable for the number of shares of Common Stock ("Warrant Shares") determined in accordance with the terms of the Investment Agreement, provided, however, that upon the occurrence of a change of control or at CareFirst's election, CareFirst will receive a cash payment having an equivalent value to the Warrant Shares.  The aggregate number of Warrant Shares in respect of all Warrants in any single 12-month period beginning on October 1, 2013 cannot exceed 400,000, and the aggregate number of Warrant Shares in respect of all Warrants issuable pursuant to the Investment Agreement cannot exceed 1,600,000.

A Warrant's exercise price ("Warrant Exercise Price") will be equal to 110% of the average closing price per share of Common Stock for the five consecutive trading days ending on the second trading day preceding the date on which the Company announces its quarterly earnings for the quarter in respect of which the Warrant is issued.   Warrant Exercise Price is subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications and similar events.

Each Warrant issued pursuant to the Investment Agreement will expire on the fifth anniversary of the date on which such Warrant is issued.

The shares of Common Stock issuable upon exercise or conversion of the Warrants will be subject to registration under the Registration Rights Agreement (as defined below).

On October 1, 2013, in connection with the execution of the Investment Agreement, the Company entered into a Registration Rights Agreement with CareFirst (the "Registration Rights Agreement"), pursuant to which the Company will use commercially reasonable efforts to cause any registration statement covering an underwritten offering of Common Stock for the Company's own account or for the account or any holder of Common Stock (other than a registration statement on Form S-4 or Form S-8 or any successor thereto) to include those Registrable Common Shares (as defined below) that any holder of Registrable Common Shares has requested to be registered.  Under the Registration Rights Agreement, the term "Registrable Common Shares" generally means  (a) any shares of Common Stock issued by the Company upon conversion of the Convertible Note ("Conversion Shares"), (b) any Warrant Shares issued by the Company upon exercise of the Warrants, and (c) any additional shares of Common Stock or other equity securities of the Company issued by the Company in respect of the Conversion Shares or the Warrant Shares in connection with the stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification of the Company's securities; provided that such securities will cease to constitute Registrable Common Shares when: (x) a registration statement with respect to the sale of such securities becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), and such securities have been disposed of thereunder; (y) such securities are sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any similar provision then in force); or (z) such securities have ceased to be issued and outstanding.

Under the Investment Agreement, if the Quarterly Revenue (as determined in accordance with the terms of the Investment Agreement) for any quarter during the term of the Investment Agreement is greater than or equal to $25 million, then CareFirst will be entitled to submit a candidate for appointment or nomination for election to the Company's board of directors following review by the Company's Nominating and Corporate Governance Committee and board of directors consistent with the Company's standard director candidacy review process.  If at any time such candidate serves on the Company's board of directors and the Quarterly Revenue falls below $25 million for any quarter during the term of the Investment Agreement, then CareFirst will be obligated, upon 15 days' prior written notice from the Company, to cause such candidate to resign from the Company's board of directors.

The Investment Agreement contains representations and warranties of the parties customary for agreements of this nature. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. The Investment Agreement further provides that the Company and CareFirst are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may incur as a result of any breach of a representation or warranty by, or failure to perform any covenant or agreement of, the other party contained in the Investment Agreement.

The term of the Investment Agreement  expires on the earlier of (a) December 31, 2017 and (b) the first date on which no Commercial Agreement is in effect.

The foregoing descriptions of the Investment Agreement, the Convertible Note, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Investment Agreement, the Convertible Note, the Form of Common Stock Purchase Warrant and the Registration Rights Agreement, which are filed as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Convertible Note is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on October 1, 2013, the Company issued the Convertible Note in the aggregate original principal amount of $20 million for the purchase price of $20 million.  The Company offered and sold the Convertible Note in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.  Neither the Convertible Note nor the Conversion Shares have been registered under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On October 2, 2013, CareFirst and the Company issued a joint press release announcing the strategic investment of $20 million by CareFirst in the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
10.1	Investment Agreement, dated October 1, 2013, between Healthways, Inc. and CareFirst Holdings, LLC +
10.2	Convertible Senior Subordinated Note, dated October 1, 2013, issued by Healthways, Inc. and CareFirst Holdings, LLC
10.3	Form of Common Stock Purchase Warrant
10.4	Registration Rights Agreement, dated October 1, 2013, between Healthways, Inc. and CareFirst Holdings, LLC
99.1	Press Release
+ Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Securities and Exchange Commission accompanied by a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          HEALTHWAYS, INC.

Dated: October 2, 2013                                               By:              /s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Investment Agreement, dated October 1, 2013, between Healthways, Inc. and CareFirst Holdings, LLC +
10.2	Convertible Senior Subordinated Note, dated October 1, 2013, issued by Healthways, Inc. and CareFirst Holdings, LLC
10.3	Form of Common Stock Purchase Warrant
10.4	Registration Rights Agreement, dated October 1, 2013, between Healthways, Inc. and CareFirst Holdings, LLC
99.1	Press Release

+ Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Securities and Exchange Commission accompanied by a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.